Exhibit 1.1

Execution Version

AMPHENOL TECHNOLOGIES HOLDING GMBH

€500,000,000 3.625% Senior Notes due 2031

UNDERWRITING AGREEMENT

March 24, 2026

Underwriting Agreement

March 24, 2026

BARCLAYS BANK PLC

CITIGROUP GLOBAL MARKETS EUROPE AG

Commerzbank Aktiengesellschaft

HSBC BANK PLC

BofA Securities Europe SA

Goldman Sachs & Co. LLC

TD Global Finance unlimited company

U.S. BANCORP INVESTMENTS, INC.

Loop Capital markets llc

Siebert Williams Shank & Co., Llc

c/o Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

c/o Citigroup Global Markets Europe AG

Börsenplatz 9

60313 Frankfurt am Main

Germany

c/o Commerzbank Aktiengesellschaft

Kaiserstraße 16 (Kaiserplatz)

60311 Frankfurt am Main

Federal Republic of Germany

c/o HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

As Representatives of the several Underwriters
named in Schedule A hereto

Ladies and Gentlemen:

Introduction. Amphenol Technologies Holding GmbH, registered in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung) in the commercial register (Handelsregister) of the local court (Amtsgericht) of Stuttgart under registration number HRB 104157 and having its registered office at August-Häußer-Strasse 10, 74080 Heilbronn, Germany (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of €500,000,000 aggregate principal amount of the Company’s 3.625% Senior Notes due 2031 (the “Notes”). The Notes will be guaranteed (the “Guarantee”) on an unsecured senior basis by Amphenol Corporation, a Delaware corporation (the “Guarantor”). Barclays Bank PLC, Citigroup Global Markets Europe AG, Commerzbank Aktiengesellschaft and HSBC Bank plc have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, dated as of March 30, 2026 (the “Base Indenture”), between the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to an Officers’ Certificate delivered pursuant to the Base Indenture (together with the Base Indenture, the “Indenture”). The Company, the Guarantor, U.S. Bank Europe DAC, as paying agent (the “Paying Agent”) and the Trustee will execute and deliver a Paying Agency Agreement (the “Agency Agreement”), to be dated on or prior to the Closing Date, to appoint the Paying Agent and to appoint U.S. Bank Europe DAC as registrar and transfer agent with respect to the Notes. The Notes will be issued in the form of one or more permanent global notes (the “Global Notes”) registered in the name of a nominee (which may be the Paying Agent) of a common depositary located outside the United States for Clearstream Banking, S.A. (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). The Notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-293923), which became effective upon filing with the Commission and contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Underwriting Agreement (the “Agreement”) is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean the preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 12:00 p.m., New York City time, on March 24, 2026 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company and the Guarantor hereby confirm their agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company and the Guarantor

The Company and the Guarantor hereby jointly and severally represent, warrant and covenant to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

(a)          Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto (i) made in reliance upon and in conformity with information furnished to the Company and the Guarantor in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof and (ii) in the case of the Registration Statement or any post-effective amendment, that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.

The Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)           Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated March 24, 2026, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act, if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

(c)          Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Company is a Well-Known Seasoned Issuers. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(e)           Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)            Issuer Free Writing Prospectuses. Each “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including the issuer free writing prospectuses identified in Annex I hereto as constituting part of the Disclosure Package, and any electronic road show or other written communications (in each case approved in writing in advance by the Representatives) (each such communication by the Company or its agents and representatives, an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. Any Issuer Free Writing Prospectus, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

(g)           Distribution of Offering Material by the Company and the Guarantor. The Company and the Guarantor have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or the Registration Statement.

(h)           No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)            The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the other parties hereto, will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except that the rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

(j)            Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)           The Agency Agreement. The Agency Agreement has been duly authorized by the Company and the Guarantor and, as of the Closing Date, will have been duly executed and delivered by the Company and the Guarantor and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(l)           Authorization of the Notes and the Guarantee. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(m)          Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(n)          Accuracy of Statements in Prospectus. The statements in each of the Preliminary Prospectus and the Prospectus under the captions “Description of the Notes,” and “Material United States Federal Income Tax Consequences,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein. The statements in each of the Preliminary Prospectus and the Prospectus under the caption “Material German Tax Considerations,” insofar as such statements constitute a summary of matters of law or legal conclusions with respect thereto, and subject to the qualifications, exceptions, limitations and assumptions set forth therein, are accurate in all material respects.

(o)          No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) none of the Company, the Guarantor or any of their subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, result in a Material Adverse Change (defined below) and (ii) there has been no material adverse change, or any development that would be expected to result in a material adverse change, in the financial condition, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Guarantor and their subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(p)          Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the Guarantor’s audited financial statements for the fiscal years ended December 31, 2023, 2024 and 2025 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Guarantor and its subsidiaries as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(q)           Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Guarantor and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The selected financial data and the summary financial information included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r)            Incorporation and Good Standing of the Company, the Guarantor and the Significant Subsidiaries. Each of the Company, the Guarantor and the Guarantor’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation or formation and has power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company and the Guarantor, to enter into and perform its obligations under this Agreement. Each of the Company, the Guarantor and each Significant Subsidiary is duly qualified as a foreign corporation or business to transact business and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law, are owned by the Company or the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Guarantor does not have any subsidiary not listed on Exhibit 21.1 to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2025, which is required to be so listed. All Significant Subsidiaries of the Guarantor are listed in Annex II hereto.

(s)           Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Guarantor is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus, as the case may be, and except for repurchases in connection with open market or repurchase plans described in the Disclosure Package and the Prospectus). All outstanding shares of capital stock or other equity interests of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable. The Company is a wholly-owned subsidiary of the Guarantor.

(t)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Except as otherwise disclosed in the Disclosure Package and the Prospectus, neither the Guarantor nor any of its subsidiaries (including the Company) is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its articles of incorporation, charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company, the Guarantor or any of the Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, the Guarantor or any of the Significant Subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (i) (other than with respect to the Guarantor, the Company and the Significant Subsidiaries), (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the Agency Agreement by the Company and the Guarantor and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (A) have been duly authorized by all necessary corporate action and will not result in any Default under the articles of incorporation, charter or by-laws of the Company, the Guarantor or any Significant Subsidiary, (B) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of the Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (C) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Guarantor or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or any of its subsidiaries or any of its or their properties, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement or the Agency Agreement by the Company or the Guarantor or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as have been obtained or made by the Company and the Guarantor and are in full force and effect under the Securities Act, under the applicable state securities or blue sky laws, from the Financial Industry Regulatory Authority (the “FINRA”), and under the rules and regulations of the Global Exchange Market (“GEM”) of the Irish Stock Exchange plc, trading as Euronext Dublin (the “Exchange”) with respect to the listing on the Official List of the Exchange and admission to trading thereon of the Notes. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company or the Guarantor, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any of the Significant Subsidiaries.

(u)           No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s or the Guarantor’s knowledge, threatened (i) against or affecting the Company, the Guarantor or any of their subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company, the Guarantor or any of their subsidiaries or (iii) relating to environmental or discrimination matters related to the Company, the Guarantor or their subsidiaries, where any such action, suit or proceeding, if determined adversely, would, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(v)           Labor Matters. No material collective labor dispute with the employees of the Company, the Guarantor or any of their Significant Subsidiaries exists that would, individually or in the aggregate, result in a Material Adverse Change.

(w)         Intellectual Property Rights. Except as would not reasonably be expected to result in a Material Adverse Change or as set forth in the Disclosure Package and the Prospectus, to the Company’s or the Guarantor’s knowledge, the Company, the Guarantor and their subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company, the Guarantor and their subsidiaries, in the conduct of the Company’s, the Guarantor’s and their subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s or the Guarantor’s knowledge, there is no infringement by third parties of any of the Company’s, the Guarantor’s, or their subsidiaries’ Intellectual Property, and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s or the Guarantor’s knowledge, threatened, against the Company, the Guarantor or their subsidiaries (i) challenging the Company’s, the Guarantor’s or their subsidiaries’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, the Guarantor or their subsidiaries or (iii) alleging that the operation of the Company’s, the Guarantor’s or their subsidiaries’ businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, except where any such action, suit, proceeding or claim would not, individually or in the aggregate, result in a Material Adverse Change, and each of the Company and the Guarantor is unaware of any facts which would form a reasonable basis for any such claim.

(x)           All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company, the Guarantor and their subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations (collectively, “Approvals”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for any such Approvals which, singly or in the aggregate, would result in a Material Adverse Change, and none of the Company, the Guarantor or any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(y)           Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company, the Guarantor and each of their subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(q) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, the Guarantor or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company, the Guarantor or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, the Guarantor or such subsidiary.

(z)           Tax Law Compliance. The Company, the Guarantor and their subsidiaries have filed all federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be filed or paid through the date hereof by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except (i) for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or (ii) where a default to make such filings or payments would not result in a Material Adverse Change. The Company and the Guarantor have made appropriate provisions in the applicable financial statements referred to in Section 1(q) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company, the Guarantor or any of their subsidiaries has not been finally determined.

(aa)         No Withholding Tax. Except as otherwise disclosed in the Disclosure Package and the Prospectus and subject to any U.S. backup withholding (if applicable), all payments to be made by the Company or the Guarantor on or by virtue of the execution, delivery, performance or enforcement of this Agreement, the Agency Agreement, the Notes, including the Guarantee, and the Indenture (collectively, the “Transaction Documents”) and all interest, principal, premium, if any, additional amounts, if any, and other payments under the Transaction Documents, under the current laws and regulations of the United States of America or Germany or any other jurisdiction in which the Company or the Guarantor is organized or otherwise resident for tax purposes or from or through which a payment is made for or on behalf of the Company or the Guarantor, as applicable, or in each case any political subdivision thereof (each, a “Taxing Jurisdiction”), will not be subject to withholding tax under the current laws and regulations of the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

(bb)        Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Germany or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance of the Transaction Documents or the offer or sale of the Notes (and the Guarantees).

(cc)        Company and Guarantor Not an Investment Company. Each of the Company and the Guarantor has been advised of the rules and requirements under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor the Guarantor is, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act.

(dd)         No Price Stabilization or Manipulation. Neither the Company nor the Guarantor has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Notes; provided, however, that no such representation is made with respect to any action undertaken by the Underwriters.

(ee)         Related Party Transactions. There are no business relationships between or among the Company, the Guarantor or any of their subsidiaries, on one hand, and any director, officer, member or stockholder of the Company or the Guarantor or any affiliate of the Company or the Guarantor, on the other hand, that are required by the Securities Act to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

(ff)           No Unlawful Contributions or Other Payments. None of the Company, the Guarantor or any of their subsidiaries, directors or officers or, to the knowledge of the Company, any agent (while acting as such), employee or affiliate of the Company or the Guarantor, or any person otherwise acting on behalf of the Company, the Guarantor or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. None of the Company, the Guarantor or any of their subsidiaries has taken any action, directly or indirectly, that would result in a violation by the Company, the Guarantor or any of their subsidiaries of (i) the Foreign Corrupt Practices Act (“FCPA”), (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), or (iii) any other applicable anti-bribery or anti-corruption law (including any applicable laws or regulations implementing the OECD Convention on Combating Bribery or Foreign Public Officials in International Business Transactions), and the Company, the Guarantor, their subsidiaries and, to the knowledge of the Company, the Guarantor or their affiliates have conducted their businesses in compliance with such laws and the regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA, the Bribery Act, or any other applicable law or regulation relating to or prohibiting bribery or other corrupt conduct.

(gg)        No Conflict with Money Laundering Laws. The operations of the Company, the Guarantor and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(hh)        No Conflict with Sanctions Laws. None of the Company, the Guarantor or any of their subsidiaries, directors or officers nor, to the knowledge of the Company or the Guarantor, any agent, employee or affiliate of the Company or the Guarantor is an individual, government or entity (“Person”) currently subject to any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, or by the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (“Sanctions”); nor is the Company, the Guarantor or any of their subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Iran, North Korea, Syria (with respect to Syria only until July 1, 2025), the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine); and, except as permitted by an agency or department of the U.S. government, pursuant to license, regulation, or otherwise, neither the Company nor the Guarantor will directly or indirectly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, (i) to finance the activities of any Person who, at the time of such financing, is subject to any Sanctions, (ii) to fund any activities of or business with any Person or in any country or territory that is, at the time of such funding, the subject of comprehensive Sanctions or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. To the knowledge of the Company, since April 24, 2019, the Company, the Guarantor and their subsidiaries have not engaged in and are not now engaged in any dealings or transactions with (i) any Person that at the time of the dealing or transaction was or is the subject or the target of Sanctions or (ii) any country or territory that was or is the subject of Sanctions. None of the representations and warranties given in this clause (hh) shall be made (i) by the Company or to any Underwriter incorporated in or organized under the laws of the Federal Republic of Germany, in each case, to the extent that they would mean a breach of or result in a violation of or conflict with Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung), or (ii) by the Company or to any Underwriter, in each case to the extent that they would mean a breach of or result in a violation of or conflict with (1) Council Regulation (EC) No. 2271/1996, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or (2) the EU Blocking Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) or any similar applicable U.S., U.K. or EU anti-boycott law or regulation, as amended from time to time.

(ii)           Compliance with Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise disclosed in the Disclosure Package and the Prospectus, (i) none of the Company, the Guarantor or any of their subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Guarantor or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Guarantor or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Guarantor or any of their subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Guarantor has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, the Guarantor or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s or the Guarantor’s knowledge, threatened against the Company, the Guarantor or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Guarantor or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s or the Guarantor’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could be expected to result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company, the Guarantor or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Guarantor or any of their subsidiaries has retained or assumed either contractually or by operation of law. Except as otherwise disclosed in the Disclosure Package and the Prospectus, neither the Company, the Guarantor or any of their subsidiaries is subject to any pending or, to the knowledge of the Company or the Guarantor, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably expected to result in monetary sanctions of $5,000,000 or more.

(jj)           Sarbanes-Oxley Compliance. There is and has been no failure in any material respect on the part of the Company, the Guarantor and any of the Company’s or the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)         Accounting System. The Company, the Guarantor and their subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(ll)          Internal Controls and Procedures. Each of the Company, the Guarantor and their subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm)      No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s and the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Guarantor’s internal control over financial reporting.

(nn)         ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, or as otherwise disclosed in the Disclosure Package and the Prospectus (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”)) would have liability (each a “Plan”) is in compliance in all respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred for which the Company or any member of its Controlled Group would have any liability, other than those events as to which the 30-day notice period has been waived; and (B) since September 1, 2012, neither the Company nor any member of its Controlled Group has incurred or reasonably expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation (the “PBGC”), in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed, or reasonably expects to fail, to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, since September 1, 2012, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; (v) there has been no filing of a notice of intent to terminate, treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or commencement of proceedings by the PBGC to terminate a Plan; (vi) since September 1, 2012, no event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan exists; (vii) no Plan is considered an “at-risk” plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; and (viii) there has been no incurrence by the Company or any member of its Controlled Group of any liability with respect to a complete or partial withdrawal from a Plan.

(oo)        Cyber Security; Data Protection. Except as would not reasonably be expected to result in a Material Adverse Change or as set forth in the Disclosure Package and the Prospectus, (i) the Company’s, the Guarantor’s and their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) operate and perform as required in connection with the operation of the business of the Company, the Guarantor and their subsidiaries as currently conducted, and to the Company’s or the Guarantor’s knowledge, are free and clear of all bugs, errors, defects, malware and other corruptants; (ii) the Company, the Guarantor and their subsidiaries maintain commercially reasonable controls, policies, procedures and safeguards to protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored therein, and to the Company’s or the Guarantor’s knowledge, since January 1, 2017, there have been no breaches, outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any person; and (iii) the Company, the Guarantor and their subsidiaries are in compliance with all applicable laws or statutes, all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data.

(pp)         Disclosure Controls. Except as disclosed in the Disclosure Package and the Prospectus, the Guarantor and its subsidiaries, on a consolidated basis, maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(qq)         Listing. The Company has filed an application for the Notes to be admitted to listing on the Official List of the Exchange and to trading on the GEM of the Exchange.

(rr)           Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 23 hereof has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 23 hereof).

(ss)          No Immunity. None of the Company, the Guarantor or any of their respective subsidiaries, or any of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which it has been incorporated or in which any of its property or assets are held.

Any certificate signed by an officer of the Company or the Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and the Guarantor to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Notes.

(a)   The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name on Schedule A at a purchase price of 99.488% of the principal amount thereof, plus accrued interest, if any, from March 30, 2026 to the Closing Date, payable on the Closing Date.

(b)   The Closing Date. The closing of the purchase and sale of the Notes shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representatives) at 4:00 a.m., New York City time, on March 30, 2026 or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”). Delivery and payment for the Notes shall be made as specified in section 2(e) hereof.

(c)   Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)   Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)   Delivery of the Notes. The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive Global Notes that will be deposited by or on behalf of the Company with Clearstream or Euroclear or its designated custodian. The Company shall deliver, or cause to be delivered, the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor to an account specified by the Company to the Representatives, by causing Clearstream or Euroclear to credit the Notes to the Representatives for the accounts of the several Underwriters as the Representatives shall have requested at least two full business days prior to the Closing Date. Copies of the certificates for the Global Notes shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f)    Commissionaire Account. Citigroup Global Markets Europe AG or such other Underwriter as the Underwriters may agree to settle the Notes (the “Settlement Bank”) acknowledges that the Notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (stipulation pour autrui) with the Company as the third-party beneficiary and provide that such Notes are to be delivered to others only against payment of the purchase price for the Notes into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Notes shall be held to the order of the Company as set out above and (ii) the purchase price for the Notes received in the Commissionaire Account will be held on behalf of the Company until such time as the Notes are transferred to the Company’s order. The Settlement Bank undertake to transfer the purchase price for the Notes to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (stipulation pour autrui) pursuant to the Belgian/Luxembourg Civil Code in respect of the Commissionaire Account.

Section 3. Covenants of the Company and the Guarantor.

The Company and the Guarantor jointly covenant and agree with each Underwriter as follows:

(a)   Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Guarantor will promptly effect the filings necessary pursuant to Rule 424 under the Securities Act and will take such steps as they deem necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 under the Securities Act was received for filing by the Commission and, in the event that it was not, they will promptly file such document. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)   Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), the Company and the Guarantor will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and (prior to the Closing Date) will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)   Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)   Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company and the Guarantor hereby consent to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)   Continued Compliance with Securities Laws. The Company and the Guarantor will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company and the Guarantor will (i) notify the Representatives of any such event, development or condition and (ii) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)    Blue Sky Compliance. The Company and the Guarantor shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes, except that, neither the Company nor the Guarantor shall be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)   Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(h)   Clearstream and Euroclear. The Company and the Guarantors will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(i)    Periodic Reporting Obligations. During the Prospectus Delivery Period, the Guarantor shall file, on a timely basis, with the Commission and the New York Stock Exchange LLC all reports and documents required to be filed therewith under the Exchange Act.

(j)    Listing. The Company and the Guarantor shall (i) use their reasonable best efforts to cause the Notes, subject to notice of issuance, to be admitted to the Official List of the Exchange and admitted to trading on the GEM of the Exchange; (ii) deliver to the Exchange copies of the Disclosure Package, the Prospectus and such other documents, information and undertakings as may be required in connection with obtaining such listing; and (iii) use commercially reasonable efforts to maintain such listing for as long as any of the Notes are outstanding. If the Notes cease to be listed on the Exchange, the Company and the Guarantor shall use their commercially reasonable efforts to promptly list such Notes on another recognized stock exchange.

(k)   Taxes. The Company and the Guarantor agree to make all payments to the Underwriters pursuant to this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by a Taxing Jurisdiction, unless the Company or the Guarantor, as the case may be, is required by law to deduct or withhold such taxes, duties or charges.  In that event, the Company or the Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received by each Underwriter after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such taxes, duties or charges (i) were imposed due to some connection of such Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments or performance of services hereunder or (ii) would not have been imposed but for the failure of such Underwriter to comply, to the extent it is legally entitled to do so, following the Company’s or the Guarantor’s reasonable request, with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Underwriter. The Company and the Guarantor shall, jointly and severally, indemnify and hold harmless the Underwriters against any documentary, transfer, sales, stamp or similar issuance tax, including any interest and penalties, in any Taxing Jurisdiction, on the creation, issuance, and initial sale and delivery of the Notes (and the Guarantees) to the Underwriters and on the initial resale thereof by the Underwriters and on the execution, delivery, performance or enforcement of this Agreement or any other Transaction Documents.

(l)    Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, neither the Company nor the Guarantor shall, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Guarantor substantially similar to the Notes or securities exchangeable for or convertible into debt securities substantially similar to the Notes (other than as contemplated by this Agreement with respect to the Notes). The foregoing sentence shall not apply to the Euro-denominated notes to be issued by the Guarantor, as described in the Disclosure Package.

(m)  Final Term Sheet. The Company and the Guarantor will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(n)   Permitted Free Writing Prospectuses. Each of the Company and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company and the Guarantor under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I hereto. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each of the Company and the Guarantor consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

(o)   Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company and the Guarantor receive from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise cease to be eligible to use the automatic shelf registration statement form, the Company and the Guarantor will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(p)   Filing Fees. The Company and the Guarantor agree to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) under the Securities Act.

(q)   Compliance with Sarbanes-Oxley Act. Each of the Company and the Guarantor shall comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause their respective directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(r)    No Manipulation of Price. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or of the Guarantor to facilitate the sale or resale of the Notes.

(s)   Stabilization Safe Harbor. Neither the Company nor the Guarantor will take any action or omit to take any action (such as issuing any press release related to any Notes without an appropriate legend) which may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor under Regulation (EU) No 596/2014, including as it forms part of the domestic law of the United Kingdom by virtue of the EUWA or provided by the U.K. Financial Conduct Authority under its price stabilising rules, as applicable.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes (and the Guarantees), (iii) all fees and expenses of the Company’s and the Guarantor’s counsel, independent public or certified public accountants and other advisors to the Company and the Guarantor, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the Agency Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantor or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee and the Paying Agent, including the reasonable fees and disbursements of counsel for the Trustee and the Paying Agent in connection with the Indenture, the Agency Agreement and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantor in connection with approval of the Notes by Clearstream or Euroclear for “book-entry” transfer, (x) the costs of admitting the Notes to the Official List of the Exchange and to trading on the GEM of the Exchange and any expenses incidental thereto, including those of the Irish listing agent, (xi) the costs and charges of any transfer agent or registrar and (xii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xiii) all other fees, costs and expenses incurred in connection with the performance of its obligations and the obligations of the Guarantor hereunder for which provision is not otherwise made in this Section 4. Except as provided in clauses (v) and (vi) of this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. Each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Notes set forth opposite each Underwriter’s name in Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all Underwriters) of the Notes.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by each of the Company and the Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)   Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company and the Guarantor shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A under the Securities Act).

(b)   Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from Deloitte & Touche LLP, independent registered public accountants for the Guarantor, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(c)   Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from Deloitte & Touche LLP, independent registered public accountants for the Guarantor, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(d)   No Objection. If the Registration Statement and/or the offering of the Notes has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(e)   No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the reasonable judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (b) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities issued or guaranteed by the Company, the Guarantor or any of their subsidiaries by any “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Exchange Act.

(f)    Opinion of Counsel for the Company and the Guarantor. On the Closing Date, the Underwriters shall have received the favorable opinions of (i) Latham & Watkins LLP, U.S. counsel for the Company and counsel for the Guarantor, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, and (ii) Lance D’Amico, Esq., General Counsel of the Guarantor, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives and (iii) Latham & Watkins LLP, German counsel for the Company, dated as of the Closing Date, in the form and substance reasonably satisfactory to the Representatives.

(g)  Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(h)  Officers’ Certificate of the Company. On the Closing Date, the Representatives shall have received a written certificate executed by a managing director of the Company who has specific knowledge of the Company’s financial matters, dated as of the Closing Date, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date;

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(v) subsequent to the earlier of (A) the Initial Sale Time and (B) the execution and delivery of this Agreement, (1) no downgrading has occurred in the rating accorded the Notes or any other securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (2) no such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading); and

(vi) subsequent to the execution and delivery of this Agreement, there has been no Material Adverse Change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i)   Officers’ Certificate of the Guarantor. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board of Directors of the Guarantor, the Chief Executive Officer or a Senior Vice President of the Guarantor and the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Guarantor, dated as of the Closing Date, to the effect that:

(i) the Guarantor has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Guarantor has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations, warranties and covenants of the Guarantor set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date;

(iv) the Guarantor has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(v) subsequent to the earlier of (A) the Initial Sale Time and (B) the execution and delivery of this Agreement, (1) no downgrading has occurred in the rating accorded the Notes or any other securities issued or guaranteed by the Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (2) no such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other securities issued or guaranteed by the Guarantor or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading); and

(vi) subsequent to the execution and delivery of this Agreement, there has been no Material Adverse Change in the condition (financial or otherwise), business or results of operations of the Guarantor and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(j)    Euroclear/Clearstream. The Notes shall be eligible for clearance and settlement through Euroclear and Clearstream.

(k)   Agency Agreement. The Representatives shall have received an executed copy of the Agency Agreement appointing U.S. Bank Europe DAC as its Paying Agent.

(l)    FinCEN Certification. The Company and the Guarantor shall have delivered to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “FinCEN Certification”), together with copies of identifying documentation, and the Company and the Guarantor undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the FinCEN Certification.

(m)  No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(n)  Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9, 17, 23 and 24 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or to comply with any provision hereof, each of the Company and the Guarantor agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and the Guarantor), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the (subject to Section 8(c) hereof) reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or the Guarantor may otherwise have.

(b) Indemnification of the Company, the Guarantor and their Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, the Guarantor or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantor hereby acknowledge that the only information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third and seventh paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Guarantor, each officer of the Company and the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantor, respectively.

Section 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Guarantor if at any time (i) trading or quotation in any of the Guarantor’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange LLC, or trading in securities generally on the New York Stock Exchange LLC shall have been suspended or limited, or minimum or maximum prices shall have been generally established on the New York Stock Exchange LLC by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, United Kingdom or European Union authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, United Kingdom or European Union, or any change in the United States, United Kingdom, European Union or international financial, political or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.

Section 12. No Fiduciary Duty. The Company and the Guarantor acknowledge and agree that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantor or their affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company, the Guarantor or their affiliates, stockholders, creditors or employees or any other party with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Guarantor or their affiliates, stockholders, creditors or employees or any other party on other matters) and no Underwriter has any obligation to the Company, the Guarantor or their affiliates, stockholders, creditors or employees or any other party with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Guarantor or their affiliates, stockholders, creditors or employees or any other party and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantor and the several Underwriters with respect to the subject matter hereof. Each of the Company and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantor, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the Guarantor, the officers or employees of the Company or the Guarantor or any person controlling the Company or the Guarantor, as the case may be, or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied or emailed and confirmed to the parties hereto as follows:

If to the Representatives:

Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Tel: +44 (0) 20 7773 9098

Email: LeadManagedBondNotices@barclayscorp.com

Attention: Debt Syndicate

Citigroup Global Markets Europe AG

Börsenplatz 9

60313 Frankfurt am Main

Germany

Tel: +33 1 70 75 50 31

Attention: Fixed Income Syndicate Desk

Commerzbank Aktiengesellschaft

Kaiserstraße 16 (Kaiserplatz)

60311 Frankfurt am Main

Federal Republic of Germany

Attention: Group Legal Debt Securities

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Attention: Transaction Management

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017
Email: rfreardon@stblaw.com
Attention: Roxane Reardon, Esq.

If to the Company:

Amphenol Technologies Holding GmbH

c/o Amphenol Corporation
358 Hall Avenue

Wallingford, Connecticut 06492
Email: ldamico@amphenol.com
Attention: Lance D’Amico, Esq.

with a copy to:

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116
Email: Wesley.Holmes@LW.com
Attention: Wesley Holmes, Esq.

If to the Guarantor:

Amphenol Corporation
358 Hall Avenue

Wallingford, Connecticut 06492
Email: ldamico@amphenol.com
Attention: Lance D’Amico, Esq.

with a copy to:

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116
Email: Wesley.Holmes@LW.com; Charles.Cassidy@lw.com
Attention: Wesley Holmes, Esq.; R. Charles Cassidy III, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 18. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement, by any standard form of telecommunication (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 19. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Section 20. Contractual Recognition of Bail-In:

(A) UK Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, the Company and the Guarantor acknowledge and accept that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledge, accept, and agree to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any of the Underwriters to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)         the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)        the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of an Underwriter or another person, and the issue to or conferral on the other parties of such shares, securities or obligations;

(iii)       the cancellation of the UK Bail-in Liability; or

(iv)       the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)          the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purpose of this subsection, (1) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); (2) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it to suspend any obligation in respect of that liability; and (3) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(B) EU Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, the Company and the Guarantor acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledge, accept, and agree to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Underwriters to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)         the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)        the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of an Underwriter or another person, and the issue to or conferral on the other parties of such shares, securities or obligations;

(iii)       the cancellation of the BRRD Liability; or

(iv)       the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this subsection, (1) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (2) “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; (3) “BRRD” means Directive 2014/59/EU, as amended, including Directive (EU) 2019/879 establishing a framework for the recovery and resolution of credit institutions and investment firms; (4) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule; (5) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised; and (6) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

Section 21. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Barclays Bank PLC, Citigroup Global Markets Europe AG, Commerzbank Aktiengesellschaft and HSBC Bank plc on behalf of the Underwriters, and any such action taken by Barclays Bank PLC, Citigroup Global Markets Europe AG, Commerzbank Aktiengesellschaft and HSBC Bank plc shall be binding upon the Underwriters.

Section 22. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 23. Submission to Jurisdiction; Appointment of Agent for Service; Waiver of Jury Trial.

(a) The Company and the Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Disclosure Package, the Prospectus or the offering of the Notes (each, a “Related Proceeding”). The Company and the Guarantor irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and the Guarantor irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c) Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

Section 24. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and the Guarantor with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Guarantor agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Guarantor, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

Section 25. Co-Manufacturer Agreement.

(a) Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i)           each of Citigroup Global Markets Europe AG and Commerzbank Aktiengesellschaft (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus in connection with the Notes; and

(ii)           the other Underwriters, the Company and the Guarantor note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the Prospectus in connection with the Notes.

(b) Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK Product Governance Rules:

(i)            each of Barclays Bank PLC and HSBC Bank plc (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus in connection with the Notes; and

(ii)           the other Underwriters, the Company and the Guarantor note the application of the UK Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Prospectus in connection with the Notes.

Section 26. Agreement Among Underwriters. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Citigroup Global Markets Europe AG, “Stabilizing Manager” means Citigroup Global Markets Europe AG and “Subscription Agreement” means this Agreement. clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 9 of this Agreement. Notwithstanding anything contained in the Agreement Among Managers, each Underwriter hereby agrees that the Settlement Lead Manager may allocate such Underwriter’s pro rata share of expenses incurred by the Underwriters in connection with the offering of the Securities to the account of such Underwriters for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

Section 27. Stabilization. Each of the Company and the Guarantor hereby confirms the appointment and authority of Citigroup Global Markets Europe AG (the “Stabilizing Manager”) to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 or such regulation as it forms part of domestic law in the United Kingdom by virtue of the EUWA with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. The parties hereto acknowledge and agree that:

(a) the Stabilizing Manager for its own account may, to the extent permitted by applicable laws and regulations, over-allot and effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company or the Guarantor and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager;

(b) there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action;

(c) nothing contained in this Section 27 shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Notes specified in Schedule A hereto; and

(d) such stabilization, if commenced, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes, and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and rules.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AMPHENOL TECHNOLOGIES HOLDING GMBH

By:	/s/ Lance D’Amico
	Name:	Lance D’Amico
	Title:	Managing Director

AMPHENOL CORPORATION

By:	/s/ Lance D’Amico
	Name:	Lance D’Amico
	Title:	Executive Vice President, Secretary and General Counsel

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the several Underwriters as of the date first above written.

By: Barclays Bank PLC

By:	/s/ Marette Kemp Matty
	Name:	Marette Kemp Matty
	Title:	Authorised Signatory

[Signature Page to the Underwriting Agreement]

By: Citigroup Global Markets Europe AG

By:	/s/ Paula Clarke
	Name:	Paula Clarke
	Title:	Delegated Signatory

By:	/s/ Stefan Saalmuller
	Name:	Stefan Saalmuller
	Title:	Director, DCM

[Signature Page to the Underwriting Agreement]

By:	Commerzbank Aktiengesellschaft

By:	/s/ Volker Happel
	Name:	Volker Happel
	Title:	Vice President

By:	/s/ Heike S. Hauser
	Name:	Heike S. Hauser
	Title:	Senior Legal Counsel

[Signature Page to the Underwriting Agreement]

By:	HSBC Bank plc

By:	/s/ A. Kraemer
	Name:	A. Kraemer
	Title:	Senior Legal Counsel

[Signature Page to the Underwriting Agreement]

By:	BofA Securities Europe SA

By:	/s/ Pierre Brette
	Name:	Pierre Brette
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

By:	Goldman Sachs & Co. LLC

By:	/s/ Jonathan Zwart
	Name:	Jonathan Zwart
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

By:	TD Global Finance unlimited company

By:	/s/ Frances Watson
	Name:	Frances Watson
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

By:	U.S. Bancorp Investments, Inc.

By:	/s/ Emily Hartley
	Name:	Emily Hartley
	Title:	Senior Vice President

[Signature Page to the Underwriting Agreement]

By:	Loop Capital Markets LLC

By:	/s/ Omar F. Zaman
	Name:	Omar F. Zaman
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

By:	Siebert Williams Shank & Co., LLC

By:	/s/ Ahmad Ismail
	Name:	Ahmad Ismail
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Barclays Bank PLC	€95,000,000
Citigroup Global Markets Europe AG	€95,000,000
Commerzbank Aktiengesellschaft	€95,000,000
HSBC Bank plc	€95,000,000
BofA Securities Europe SA	€30,000,000
Goldman Sachs & Co. LLC	€30,000,000
TD Global Finance unlimited company	€30,000,000
U.S. Bancorp Investments, Inc.	€17,500,000
Loop Capital Markets LLC	€6,250,000
Siebert Williams Shank & Co., LLC	€6,250,000
Total	€500,000,000

Schedule A- 1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated March 24, 2026

Annex I- 1

ANNEX II

Significant Subsidiaries

Amphenol East Asia Limited

Amphenol FCI Asia Pte. Ltd.

Exhibit A- 1

EXHIBIT A

AMPHENOL TECHNOLOGIES HOLDING GMBH
Final Term Sheet

March 24, 2026

Issuer:	Amphenol Technologies Holding GmbH (the “Company”)
Guarantor:	Amphenol Corporation (the “Guarantor”)
Legal Entity Identifier (LEI) Code:	549300110BRSS7DV8V39
Expected Ratings (Moody’s / S&P)*:	A3 (Stable) / A- (Stable)
Trade Date:	March 24, 2026
Settlement Date**:	March 30, 2026 (T+4)
Description of the Securities:	3.625% Senior Notes due 2031 (the “Notes”)
Principal Amount:	€500,000,000
Maturity Date:	March 30, 2031
Coupon (Interest Rate):	3.625%
Price to Public:	99.838% of the principal amount
Yield to Maturity:	3.661%
Mid-Swap Yield:	2.911%
Spread to Mid-Swap Yield:	+75 bps
Benchmark Security:	OBL 2.200% due October 10, 2030
Spread to Benchmark Security:	+93.6 bps
Benchmark Security Price and Yield:	97.77; 2.725%
Interest Payment Dates:	Payable annually on March 30 of each year, commencing March 30, 2027
Redemption Provision:	Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on an annual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the comparable government bond rate, plus 15 basis points, less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
Par Call Date:	December 30, 2030 (three months prior to the maturity date)

Exhibit A- 2

Redemption for Tax Reasons:	If certain events occur involving changes in tax law, and the Company or the Guarantor become obligated to pay any Additional Amounts, the Company may redeem the Notes, at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to, but not including, the redemption date.
Common Code / ISIN:	331622575 / XS3316225757
Minimum Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
Listing:	The Company intends to apply to list the Notes on the Official List of Euronext Dublin to trade on the Global Exchange Market thereof.
Other Information
Joint Book-Running Managers:	Barclays Bank PLC Citigroup Global Markets Europe AG Commerzbank Aktiengesellschaft HSBC Bank plc BofA Securities Europe SA Goldman Sachs & Co. LLC TD Global Finance unlimited company
Senior Co-Manager:	U.S. Bancorp Investments, Inc.
Co-Managers:	Loop Capital Markets LLC Siebert Williams Shank & Co., LLC
Stabilization:	FCA/ICMA
Target Market:	MiFID II and UK MiFIR professionals/ECPs-only/No PRIIPs or UK PRIIPs KID

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**The Notes will be ready for delivery in book-entry form only through a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about March 30, 2026, which is the fourth business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+4”). You should be advised that trading of the Notes may be affected by the T+4 settlement. Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agree otherwise. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their own advisor.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company and the Guarantor have filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Bank PLC toll-free at 1-888-603-5847, Citigroup Global Markets Europe AG toll-free at 1-800-831-9146, Commerzbank Aktiengesellschaft toll-free at 1-800-233-9164 and HSBC Bank plc toll-free at 1-866-811-8049.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A- 3